EXHIBIT 5

                       OPINION OF SHUMAKER WILLIAMS, P.C.
                           OF CAMP HILL, PENNSYLVANIA,
           SPECIAL COUNSEL TO REGISTRANT, DATED MARCH 16, 2000, AS TO
                           THE LEGALITY OF THE SHARES
                     OF REGISTRANT'S STOCK BEING REGISTERED



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                             SHUMAKER WILLIAMS, P.C.
                                   P.O. Box 88
                         Harrisburg, Pennsylvania 17108

                                 March 16, 2000




Mr. Michael F. Marranca
President and Chief Executive Officer
THE FIDELITY DEPOSIT AND DISCOUNT BANK
Blakely and Drinker Streets
Dunmore, Pennsylvania 18512

                RE:   The Fidelity Deposit and Discount Bank
                      Formation of a One-Bank Holding Company

Dear Mr. Marranca:

     We have been engaged as Special Counsel to The Fidelity Deposit and Discount Bank (the "Bank") and Fidelity D & D Bancorp, Inc., a Pennsylvania business corporation (the "Company"), in connection with the organization of the Company as a bank holding company and the preparation and filing of all relevant documents with the Pennsylvania Department of Banking, the Federal Reserve Board, the Federal Deposit Insurance Corporation, applicable state securities law administrators, and the Securities and Exchange Commission ("SEC").


     We have prepared a Registration Statement on Form S-4, filed with the SEC on November 3, 1999, and Pre-Effective Amendment Nos. 1 and 2 thereto, filed with the SEC on January 4, 2000, and March 16, 2000, respectively, that includes a Proxy Statement/Prospectus, under the provisions and regulations of the Securities Act of 1933, as amended, relating to the offering by the Company of a maximum of 1,903,900 shares of its common stock, without par value (the "Common Stock"). The Common Stock will be issued pursuant to the Plan of Reorganization dated December 21, 1999 (the "Plan of Reorganization") among the Company, the Bank, and The Fidelity Deposit and Discount Interim Bank (the "Interim Bank"). Under the Plan of Reorganization, the Interim Bank will merge with and into the Bank, and each whole share of the Bank's outstanding common stock, par value $1.5625 per share, (other than shares as to which dissenters' rights have been perfected) will be exchanged for two shares of the Common Stock, without par value, of the Company.


     As Special Counsel to the Company and the Bank, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement, including the Proxy Statement/Prospectus, with the SEC and with the appropriate state securities administrators. We have reviewed the Company's Articles of Incorporation and By-Laws, as presently in effect. We have prepared and reviewed an executed copy of the Plan of

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Reorganization, copies of the Company's corporate minutes and other proceedings and records relating to the authorization and issuance of the Common Stock, and such other documents and matters of law as we have deemed necessary in order to render this opinion.

     Based upon the foregoing, and in reliance thereon, it is our opinion that, upon the consummation of the Plan of Reorganization and the Plan of Merger in accordance with their respective terms, each of the shares of Common Stock issued pursuant to the Registration Statement will be duly authorized, legally and validly issued and outstanding, and fully paid and non-assessable on the basis of present legislation.

     We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Proxy
Statement/Prospectus included in the Registration Statement under the caption "Description of the Holding Company's Capital Securities - Legal Opinion."

                                                  Sincerely yours,

                                                  SHUMAKER WILLIAMS, P.C.



                                                  By /s/ Nicholas Bybel, Jr.
                                                     ------------------------
                                                     Nicholas Bybel, Jr.



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